Exhibit 23

Consent of Independent Auditors

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CONSENT OF INDEPENDENT AUDITORS


	We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14738 and 0-
14714) pertaining to the Astec Industries, Inc. 1986 and 1992 Stock Option Plans of our report dated February 18, 1995, with respect to the consolidated financial statements and schedule of Astec Industries, Inc. included in the Annual Report (Form 10-
K) for the year ended December 31, 1994.




ERNST & YOUNG LLP


Chattanooga, Tennessee
March 18, 1995